                                                                   EXHIBIT (j)




                                        CONSENT OF INDEPENDENT ACCOUNTANTS




 We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 14 to the registration statement on Form N-1A ( the "Registration Statement") of our report dated February 25, 1999, relating to the financial statements and financial highlights of The Gabelli Value Fund Inc., which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers  LLP
1177 Avenue of the Americas
 New York, New York 10036
April 28, 1999